Filed Pursuant to Rule 424(b)(3)
Registration No. 333-232425
RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 16 DATED JANUARY 7, 2022
TO THE PROSPECTUS DATED APRIL 23, 2021

This document supplements, and should be read in conjunction with, our prospectus dated April 23, 2021, as supplemented by Supplement No. 1 dated May 6, 2021, Supplement No. 2 dated May 14, 2021, Supplement No. 3 dated June 4, 2021, Supplement No. 4 dated July 8, 2021, Supplement No. 5 dated August 5, 2021, Supplement No. 6 dated August 18, 2021, Supplement No. 7 dated September 2, 2021, Supplement No. 8 dated October 5, 2021, Supplement No. 9 dated November 8, 2021, Supplement No. 10 dated November 17, 2021, Supplement No. 11 dated November 22, 2021, Supplement No. 12 dated December 6, 2021, Supplement No. 13 dated December 9, 2021, Supplement No. 14 dated December 20, 2021 and Supplement No. 15 dated January 5, 2022. Unless otherwise defined herein, capitalized terms shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose the extension of our public offering.

Extension of Our Public Offering

In January 2022, our board of directors determined to extend our public offering for an additional year to January 2023 in accordance with applicable SEC rules.